EXHIBIT 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation (the “Corporation”), which anticipates filing with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 for the registration of common stock, par value $.01 per share of the Corporation (“Common Stock”) in connection with shares of Common Stock to be contributed to the Corporation’s pension plan and resold by the trustee of such plan, hereby constitutes and appoints JAMES J. O’BRIEN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact to execute and file on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation, such registration statement and any or all amendments (including post-effective amendments and any related registration statements pursuant to Rule 462) and any and all applications and documents to be filed with the Securities and Exchange Commission pertaining to the registration statement, with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable to be done in the premises, as fully and for all intents and purposes as the undersigned could do in person, hereby ratifying and approving the acts of said attorneys-in-fact and any such substitute.

Dated: September 17, 2009

/s/ James J. O'Brien	/s/ Barry W.Perry
James J. O’Brien, Chairman of the Board and Chief Executive Officer	Barry W. Perry, Director

/s/ Lamar M. Chambers	/s/ Mark C. Rohr
Lamar M. Chambers, Senior Vice President and Chief Financial Officer	Mark C. Rohr, Director

/s/ J. William Heitman	/s/ George A. Schaefer, Jr.
J. William Heitman, Vice President and Controller	George A. Schaefer, Jr., Director

/s/ Roger W. Hale	/s/ Theodore M. Solso
Roger W. Hale, Director	Theodore M. Solso, Director

/s/ Bernadine P. Healy	/s/ John F. Turner
Bernadine P. Healy, Director	John F. Turner, Director

/s/ Kathleen Ligocki	/s/ Michael J. Ward
Kathleen Ligocki, Director	Michael J. Ward, Director

/s/ Vada O. Manager
Vada O. Manager, Director